Exhibit 10.30

AMENDMENT TWO TO

TERRITORIAL SAVINGS BANK

SUPPLEMENTAL EMPLOYEE RETIREMENT AGREEMENT

FOR RALPH NAKATSUKA

WHEREAS, Territorial Savings Bank (the “Bank”), and Ralph Nakatsuka, Vice Chairman and Co-Chief Operating Officer of the Bank (the “Executive”) entered into the Territorial Savings Bank Supplemental Employee Retirement Agreement for Ralph Nakatsuka (the “SERP”), effective as of October 29, 2008, as amended on March 30, 2011; and

WHEREAS, the Bank and the Executive wish to amend the SERP to provide that income from (i) vesting of restricted stock awards; (ii) exercise of stock option awards; and (iii) dividends on unvested restricted stock under the Company’s 2010 Equity Incentive Plan (the “Stock Plan”) shall not be treated as “Final Average Compensation” for purposes of the SERP; and

NOW THEREFORE, the Agreement is hereby amended as follows, effective as of August 1, 2011.

1. Section 1.7 of the Agreement is hereby amended to read as follows:

Final Average Compensation” means the average of the three calendar years of compensation of the Executive immediately preceding the Executive’s Termination of Employment. For this purpose, the term “Compensation” shall mean the Internal Revenue Service Form W-2 compensation that is subject to tax, excluding any amounts paid on or after Termination of Employment (e.g., severance pay, unused sick leave, unused vacation) and any bonus other than that paid under the Bank’s approved annual incentive plan regardless of whether or not such bonus is currently included in the Executive’s taxable income and excluding any income attributable to (i) vesting of restricted stock awards; (ii) exercise of stock options under the Territorial Bancorp Inc. 2010 Equity Incentive Plan; and (iii) dividends on unvested shares of restricted stock. The term “Compensation” shall include salary reduction amounts contributed by the Bank and not includible in the Executive’s income pursuant to Code Sections 125 and 401(k).

IN WITNESS WHEREOF, the Executive and the Bank have signed this Amendment on the dates set forth below.

TERRITORIAL SAVINGS BANK

August 17, 2011	By:	/s/ Kirk Caldwell
Date	Chairman, Compensation Committee of the Board

August 17, 2011	/s/ Ralph Nakatsuka
Date	Ralph Nakatsuka